EXHIBIT 99.1

Amphenol	News Release
World Headquarters
358 Hall Avenue
P. O. Box 5030
Wallingford, CT 06492-7530
Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Executive Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

THIRD QUARTER 2012 DIVIDEND PAYMENT

Wallingford, Connecticut, July 26, 2012. Amphenol Corporation (NYSE-APH) confirmed today that its Board of Directors approved the third quarter 2012 dividend on its Common Stock in the amount of $.105 per share at its meeting held on July 25, 2012.  The Company will pay this third quarter 2012 dividend on or about October 3, 2012 to shareholders of record as of September 12, 2012.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe, Asia and Africa and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Military, Commercial Aerospace, Automotive, Broadband Communications, Industrial, Telecommunications and Data Communications, Wireless Devices and Wireless Infrastructure.